Exhibit 10.4

THIRD AMENDMENT (the “Third Amendment”), dated as of April 28, 2020, between ZIMMER BIOMET G.K. (the “Borrower”) and SUMITOMO MITSUI BANKING CORPORATION (the “Bank”), to the JP¥11,700,000,000 AMENDED AND RESTATED TERM LOAN AGREEMENT dated as of September 22, 2017, as amended by the First Amendment dated as of April 23, 2018 and the Second Amendment and Limited Waiver dated as of February 25, 2020 (as heretofore amended, the “Agreement”), between the Borrower and the Bank.

W I T N E S S E T H

The Borrower and the Bank wish to amend the Agreement in certain respects. Unless otherwise defined in this Third Amendment, capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

Accordingly, in consideration of the premises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Amendment. In Section 1.01 of the Agreement (captioned, “Defined Terms”), the term “Reference Agreement” is hereby amended and restated in its entirety to read as follows:

“Reference Agreement” means the Credit Agreement dated as of November 1, 2019 among Zimmer Biomet Holdings, Inc., Zimmer Biomet G.K., Zimmer Luxembourg II S.Á.R.L., the Borrowing Subsidiaries parties thereto, the Lenders named therein, JPMorgan Chase Bank, N.A. as general administrative agent for the Lenders, JPMorgan Chase Bank, N.A. Tokyo Branch, as administrative agent for the Japanese Lenders, and J.P. Morgan Europe Limited, as administrative agent for the Multicurrency Lenders, a copy of which is attached hereto as Exhibit B, as such agreement is amended from time to time.

Section 2.    Effectiveness. Conditioned on the truth and accuracy of the representations made in Section 3 hereof, this Third Amendment shall become effective as of the date hereof when the Bank shall have received a copy of this Third Amendment, duly executed by Borrower.

Section 3.    Representations. The Borrower reaffirms the representations and warranties in the Agreement as made as of the date hereof and confirms that both before and after giving effect to this Third Amendment there is and will be no Event of Default under the Agreement. The Borrower makes the representations and warranties in the Agreement with respect to its execution and delivery as to the execution and delivery of this Third Amendment.

Section 4.    Ratification. The Agreement shall remain in full force and effect in its original form, without novation, when this Third Amendment shall become effective, except as heretofore amended and as the Agreement is specifically amended by the terms of this Third Amendment.

Section 5.    Cross-references. Upon the effectiveness of this Third Amendment, any reference to the Agreement shall mean the Agreement as amended hereby.

Section 6.    Governing Law. This Third Amendment shall be considered an agreement under the laws in effect in the State of New York and for all purposes shall be construed in accordance with such laws without giving effect to the conflict of laws provisions contained therein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

ZIMMER BIOMET G.K.

By:	/s/ Chad F. Phipps
Name: Chad F. Phipps
Title: Executive Officer

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Michael Maguire
Name: Michael Maguire
Title: Managing Director

SIGNATURE PAGE TO THIRD AMENDMENT (SMBC)